Exhibit 10
Amendment Number 1
to
Restricted Stock Agreement dated January 29, 2009,
Restricted Stock Agreement dated November 1, 2009 and
Restricted Stock Agreement dated December 21, 2009
by and between
Sanderson Farms, Inc. and [Name]
December 13, 2010
Whereas, the Section 4.1(a) of the February 17, 2005 Sanderson Farms, Inc. and Affiliates Stock Incentive Plan (“Plan”) provides that no more than 562,500 of the shares reserved under the Plan may be granted in the form of Restricted Stock (unless based on the achievement of Performance Measures) (“Restricted Stock Limit”); and
Whereas, upon a review of the shares of Restricted Stock granted under the Plan, it has been determined that the Restricted Stock Limit has been exceeded; and
Whereas, [Name] (“Participant”) and Sanderson Farms, Inc. (together with its subsidiaries and affiliates, the “Company”) have entered into Restricted Stock Agreements dated January 29, 2009, November 1, 2009 and December 21, 2009 (the “Restricted Stock Agreements”); and
Whereas, in order to reduce the number of shares of Restricted Stock granted under the Plan to a number within the Restricted Stock Limit, Participant has requested that his Restricted Stock Agreements be amended in order to make the grant of 4,031 shares of the total shares of Restricted Stock contained in the January 29, 2009 Restricted Stock Agreement, all 8,500 shares of Restricted Stock contained in the November 1, 2009 Restricted Stock Agreement and 700 unvested shares of the total shares of Restricted Stock contained in the December 21, 2009 Restricted Stock Agreement (collectively, these 13,231 shares are hereinafter referred to as the “Excess Shares”) subject to shareholder approval of an amended and restated stock incentive plan which would increase the number of shares of Restricted Stock that may be granted under the Plan from 562,500 shares to 1,562,500 shares;
Now, therefore, for good and adequate consideration, Participant and Company make and enter into this Amendment to the Restricted Stock Agreement and agree as follows:
1.	The Excess Shares of Restricted Stock granted to Participant under Section 1(a) of the respective Restricted Stock Agreements are expressly conditioned upon the subsequent shareholder approval in 2011 of an amended and restated stock incentive plan which would increase the number of shares of Restricted Stock that may be granted under the Plan from 562,500 shares to 1,562,500 shares (subject to adjustment as provided in the plan). Until such approval, Participant will have and will exercise no voting rights with respect to the Excess Shares.

2.	If the shareholders do not approve such an amended and restated plan in 2011, the grants of the Excess Shares of Restricted Stock shall be cancelled without further action of the Company or the Participant, such Excess Shares shall be forfeited and ownership of such Excess Shares shall immediately be transferred back to the Company, and the Participant shall repay to the Company any dividends or other distributions paid with respect to such Excess Shares within 60 days of the 2011 annual meeting of stockholders. The remaining shares issued pursuant to the Restricted Stock Agreements shall remain outstanding.
3.	Notwithstanding any provision of the Restricted Stock Agreements to the contrary, the Excess Shares of Restricted Stock shall not vest for any reason prior to shareholder approval of an amended and restated plan as described above. If, but for this amendment, such Excess Shares or any of them would have vested prior to such shareholder approval, then those shares will vest immediately upon shareholder approval, if received.
4.	Except as amended hereby, the Restricted Stock Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the Participant has executed this Amendment on his own behalf, thereby representing that he has carefully read and understands this Amendment, the Agreement and the Plan as of the day and year first written above, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first written above.

SANDERSON FARMS, INC.

By:

Name:

Title:

PARTICIPANT

[Name]